UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 11, 2017

CALLAWAY GOLF COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10962	95-3797580
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2180 Rutherford Road

Carlsbad, California 92008-7328

(Address of Principal Executive Offices, Including Zip Code)

(760) 931-1771

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On January 12, 2017, Callaway Golf Company (“Callaway”) filed a Current Report on Form 8-K (the “Original 8-K”) announcing that Callaway had acquired all of the outstanding shares of capital stock of Ogio International, Inc. in a transaction that closed on January 11, 2017. The Original 8-K disclosed that the financial statements required by Item 9.01(a) of Form 8-K and the pro forma financial information required by Item 9.01(b) of Form 8-K would be filed, to the extent required, by amendment to the Original 8-K within 71 calendar days from the date on which the Original 8-K was required to be filed.

Following further analysis, Callaway has determined that it is not required to, and therefore will not, file said financial statements or pro forma financial information under Item 9.01. Accordingly, Callaway hereby amends Items 9.01(a) and 9.01(b) of the Original 8-K to eliminate the references to the potential subsequent filing of historical financial statements and pro forma financial information, respectively.

Except as described above and below, all other information in the Original 8-K remains unchanged.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of the Business Acquired.

None.

(b)	Pro Forma Financial Information.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2017	CALLAWAY GOLF COMPANY

	By:	/s/ Brian P. Lynch
Brian P. Lynch
Senior Vice President, General Counsel and Corporate Secretary